Exhibit 10.31

AMENDED AND RESTATED UNDERWRITING AGREEMENT

November 25, 2019

Charlotte’s Web Holdings, Inc.
1600 Pearl Street, Suite 300
Boulder, CO 80302

Attention: Adrienne Elsner and Russell Hammer

Ladies and Gentleman:

The undersigned, Canaccord Genuity Corp. (the “Lead Underwriter”), as lead underwriter, Cormark Securities Inc., Eight Capital and PI Financial Corp. (together with the Lead Underwriter, the “Underwriters” and each individually an “Underwriter”), hereby severally, and not jointly and severally, offer and agree to purchase from Charlotte’s Web Holdings, Inc. (the “Company”), and the Company hereby agrees to issue and sell to the Underwriters, an aggregate of 5,000,000 units (each an “Initial Unit” and collectively, the “Initial Units”) of the Company, at the purchase price of $13.25 per Initial Unit (the “Purchase Price”), for aggregate gross proceeds of $66,250,000, upon and subject to the terms and conditions contained herein (the “Offering”). Each Initial Unit shall consist of one common share in the capital of the Company (each an “Initial Share” and collectively, the “Initial Shares”) and one-half of one common share purchase warrant of the Company (each whole common share purchase warrant being an “Initial Warrant” and collectively, the “Initial Warrants”). The Initial Units, Initial Shares and Initial Warrants shall have the material attributes described in and contemplated by the Prospectus (as defined below) dated the date hereof, executed concurrently with the execution and delivery of this underwriting agreement (this “Agreement”).

Subject to the terms and conditions set out in this Agreement, the Underwriters propose to distribute the Initial Units and, if any, the Additional Units (as defined below), in the Qualifying Jurisdictions (as defined below) pursuant to the Prospectus and in the United States in compliance with the exemption from registration provided by Rule 144A (as defined below).

Upon and subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company hereby grants to the Underwriters, in the respective percentages set out in Section 24 of this Agreement, an option (the “Over-Allotment Option”) to purchase up to 750,000 additional units of the Company (each an “Additional Unit” and collectively, the “Additional Units”) at a price equal to the Issue Price, that is exercisable on or before 5:00 p.m. (Toronto time) on the date that is 30 days after the Closing Date (as defined below). Each Additional Unit shall consist of one common share in the capital of the Company (each an “Additional Share” and collectively the “Additional Shares”) and one-half of one common share purchase warrant of the Company (each whole common share purchase warrant being an “Additional Warrant” and collectively the “Additional Warrants”). The Over-Allotment Option may be exercised by the Underwriters in respect of: (i) Additional Units at the Issue Price; or (ii) Additional Shares at a price of $12.21 per Additional Share; or (iii) Additional Warrants at a price of $2.08 per Additional Warrant; or (iv) any combination of Additional Shares and/or Additional Warrants so long as the aggregate number of Additional Shares and Additional Warrants that may be issued under the Over-Allotment Option does not exceed 750,000 Additional Shares and 375,000 Additional Warrants. The Over-Allotment Option is exercisable in whole or in part at any time and up to and including the date that is 30 days following the Closing Date. If the Lead Underwriter, on behalf of the Underwriters, elects to exercise the Over-Allotment Option, the Lead Underwriter shall notify the Company in writing not less than 48 hours prior to the Over-Allotment Option Closing Date (as defined herein), which notice shall specify the aggregate number of Additional Units or Additional Shares and/or Additional Warrants to be purchased by the Underwriters, the date on which such Additional Units or Additional Shares and/or Additional Warrants are to be purchased and the names and denominations in which the Additional Units or Additional Shares and/or Additional Warrants are to be registered (the “Over-Allotment Option Notice”). The date of any such purchase may be the same as the Closing Date, but not earlier than the Closing Date nor later than 35 days following the Closing Date.

2

Unless the context otherwise requires or unless otherwise specifically stated, all references in this Agreement to (i) the “Offering” shall be deemed to include the Over-Allotment Option, (ii) the “Offered Units” shall mean, collectively, the Initial Units and the Additional Units, (iii) the “Shares” shall mean, collectively, the Initial Shares and the Additional Shares, and (iv) the “Warrants” shall mean, collectively, the Initial Warrants and the Additional Warrants.

The Underwriters understand that the Company intends to allocate $12.21 of the Issue Price as consideration for the issue of each Share and $1.04 of the Issue Price as consideration for the issue of each one-half Warrant.

The Warrants shall be created and issued pursuant to a warrant indenture (the “Warrant Indenture”) to be dated as of the Closing Date between the Company and Odyssey Trust Company, in its capacity as warrant agent thereunder. Each Warrant will entitle the holder thereof to acquire one common share in the capital of the Company (each a “Warrant Share” and collectively the “Warrant Shares”) at a price of $16.50 per Warrant Share, for a period of 24 months from the Closing Date.

Section 1            Definitions and Interpretation

(1)	For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Additional Share” or “Additional Shares” has the meaning given to it above;

“Additional Unit” or “Additional Units” has the meaning given to it above;

“Additional Warrant” or “Additional Warrants” has the meaning given to it above;

“affiliate” has the meaning given to it in National Instrument 45-106 – Prospectus Exemptions;

“Agreement” has the meaning given to it above;

“Applicable Indemnifier” has the meaning given to it in Section 20(2);

“articles” means the articles of the Company;

“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Toronto, Ontario and Calgary, Alberta are open for business;

“Canadian Securities Laws” means, collectively, all applicable securities laws in each of the Qualifying Jurisdictions, as applicable, and the respective rules, regulations, blanket orders and rulings under such laws together with applicable published policies, policy statements, instruments and notices of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions and “Canadian Securities Regulator” means any one of them;

3

“Charlotte’s Web, Inc.” means Charlotte’s Web, Inc., a Delaware corporation, a wholly owned subsidiary of the Company;

“Claims” has the meaning given to it in Section 20(1)(a);

“Closing” means the completion of the sale by the Company, and the purchase by the Underwriters, of the Offered Units pursuant to this Agreement;

“Closing Date” means December 3, 2019, or such other date as the Company and the Underwriters may agree upon in writing or as may be changed pursuant to Section 11, which in any event shall not be later than January 6, 2020;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date;

“Company” has the meaning given to it above;

“Company Group” means, collectively the Company and Charlotte’s Web, Inc.;

“Company Group Contracts” has the meaning given to it in Section 9(1)(w);

“comparables” has the meaning given to it in NI 41-101;

“distribution” has the meaning given to it in the Securities Act (Ontario);

“Employee Plans” means any (i) pension, retirement, deferred compensation, savings, profit-sharing, stock option, stock purchase, bonus, incentive, vacation pay, severance pay, supplemental unemployment benefit, employee assistance, death benefit or other employee or post-retirement benefit plan, trust, arrangement, contract, agreement, policy or commitment from which present or former employees, officers and directors, individuals working on contract with any member of the Company Group or individuals providing services to the Company Group of a kind normally performed by employees benefit or have the potential to benefit, or (ii) group or individual insurance policy or coverage (including self-insured coverage) for accident and sickness or life insurance (including any individual insurance policy under which any present or former employee, officer or director of any member of the Company Group is the named insured and as to which the Company Group makes premium payments, whether or not a member of the Company Group is the owner, beneficiary or both of that policy), or other insured or covered expense reimbursement coverage, from which present or former employees, officers or directors of any member of the Company Group benefit or have the potential to benefit;

“Environmental Laws” has the meaning given to it in Section 9(1)(bbb);

“Final Base Shelf Prospectus” means the (final) short form base shelf prospectus of the Company dated April 8, 2019 relating to the distribution of up to $500,000,000 of common shares and other securities of the Company specified therein including, for greater certainty, the documents incorporated by reference or deemed to be incorporated by reference therein (which shall include the Prospectus Supplement as of its date for the purposes of distribution of the Offered Units);

“Final Offering Documents” means the Prospectus and the U.S. Offering Memorandum;

“Financial Information” means the Financial Statements, the MD&A, the information under the heading “Consolidated Capitalization” in the Prospectus Supplement and the information under the headings “Consolidated Capitalization” and “Earnings Coverage Ratios” contained in the Final Base Shelf Prospectus;

4

“Financial Statements” means (i) the audited financial statements of the Company as of December 31, 2018 and December 31, 2017 and any other financial statements incorporated by reference in the Prospectus, together with the notes and the auditors’ report thereon and (ii) unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2019 and 2018;

“Governmental Authority” means governments, regulatory authorities, governmental departments, agencies, stock exchanges, commissions, bureaus, officials, ministers, crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities (i) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them, or (ii) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Governmental Licenses” has the meaning given to it in Section 9(1)(uu);

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board and as adopted by the Canadian Institute of Chartered Accountants;

“Indemnified Party” and “Indemnified Parties” have the respective meanings given to them in Section 20(1);

“Initial Share” or “Initial Shares” has the meaning given to it above;

“Initial Unit” or “Initial Units” has the meaning given to it above;

“Initial Warrant” or “Initial Warrants” has the meaning given to it above;

“Intellectual Property” has the meaning given to it in Section 9(1)(rr);

“Issue Price” has the meaning given to it above;

“Knowledge” means the actual knowledge of Adrienne Elsner and Russell Hammer after reasonable enquiry;

“Lead Underwriter” has the meaning given to it above;

“Leased Properties” has the meaning give to it in Section 9(1)(ww);

“Leases” has the meaning given to it in Section 9(1)(ww);

“Legacy Stock Option Plan” means the stock option plan of the Company;

“Lien” means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), defect, restriction on transfer, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation, or any contract or agreement to create any of the foregoing;

“LTIP” means the 2018 Long-Term Incentive Plan of the Company;

“Marketing Materials Amendment” means any revised template version of any marketing materials provided to potential investors in connection with the distribution of the Offered Units;

“marketing materials” has the meaning given to it in NI 41-101;

5

“Material Adverse Effect” or “Material Adverse Change” means any fact, effect, change, event, occurrence, or any development involving a change, that (i) is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flows, income or business operations of the Company Group and as a going concern, or (ii) would result in any Offering Document containing a misrepresentation;

“material change” has the meaning given to it in the Securities Act (Ontario);

“material fact” has the meaning given to it in the Securities Act (Ontario);

“MD&A” means the Company’s management’s discussion and analysis for (i) the year ended December 31, 2018 and (ii) for the three and nine months ended September 30, 2019, each as filed by the Company on SEDAR;

“MI 11-102” means Multilateral Instrument 11-102 – Passport System;

“misrepresentation” has the meaning given to it in the Securities Act (Ontario);

“Name and Likeness Agreement” means the name and likeness license agreement dated August 1, 2018 between Leeland & Sig LLC, CWB Holdings, Inc. and the Company;

“NCI System” has the meaning given to it in Section 15(2);

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 44-102” means National Instrument 41-101 – Shelf Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“notice” has the meaning given to it in Section 32;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Offered Units” has the meaning given to it above;

“Offering” has the meaning given to it above;

“Offering Documents” means the Prospectus, the Final Offering Documents and any Offering Document Amendment;

“Offering Document Amendment” means any Prospectus Amendment or Offering Memorandum Amendment;

“Offering Memorandum Amendment” means any amendment to the U.S. Offering Memorandum;

“OSC” means the Ontario Securities Commission;

“Over-Allotment Option” has the meaning given to it above;

6

“Over-Allotment Option Closing” means the completion of the sale by the Underwriters of Additional Units or Additional Shares and/or Additional Warrants pursuant to this Agreement;

“Over-Allotment Option Closing Date” means the date, not earlier than the Closing Date, for an Over-Allotment Option Closing as set out in the Over-Allotment Option Notice;

“Over-Allotment Option Closing Time” means 8:00 a.m. (Toronto time) on the Over-Allotment Option Closing Date;

“Over-Allotment Option Notice” has the meaning given to it above;

“Passport System” means the procedures provided for under MI 11-202 and NP 11-202;

“person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture;

“Personally Identifiable Information” means any information that alone or in combination with other information held by the Company can be used to specifically identify a person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as “Personally Identifiable Information” under any applicable laws;

“Preliminary Base Shelf Prospectus” means the preliminary short form base shelf prospectus prepared by the Company dated March 20, 2019 relating to the distribution of up to $500,000,000 of common shares and other securities of the Company specified therein including, for greater certainty, the documents incorporated or deemed to be incorporated by reference therein;

“Prospectus” means the Final Base Shelf Prospectus as supplemented by the Prospectus Supplement and as amended by any Prospectus Amendment;

“Prospectus Amendment” means any amendment to the Final Base Shelf Prospectus or the Prospectus Supplement;

“Prospectus Supplement” means the shelf prospectus supplement to the Final Base Shelf Prospectus dated November 27, 2019 prepared by the Company relating to the distribution of the Offered Units;

“provide” or “provided”, in the context of sending or making available marketing materials to a potential purchaser of the Offered Units, has the meaning given to it in NI 41-101;

“Qualified Institutional Buyers” has the meaning given to it in Rule 144A;

“Qualifying Jurisdictions” means all of the provinces of Canada except Quebec;

“Rule 144A” means Rule 144A adopted by the U.S. Securities and Exchange Commission under the 1933 Act;

“Returns” has the meaning given to it in Section 9(1)(ccc);

“Sanctions” has the meaning given to it in Section 9(1)(qq);

“Selling Firm” has the meaning given to it in Section 4(1);

7

“Shares” has the meaning given to it above;

“template version” has the meaning given to it in NI 41-101 and includes any revised template version of marketing materials as contemplated in NI 41-101;

“Transfer Agent” means Odyssey Trust Company, at its principal office in Calgary, Alberta;

“TSX” means the Toronto Stock Exchange;

“Underwriter” and “Underwriters” have the respective meanings given to them above;

“Underwriters’ Information” means information and statements relating solely to the Underwriters which have been provided by the Underwriters to the Company for use in any Offering Document;

“Underwriting Fee” has the meaning given to it in Section 14(1)(a);

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“United States Securities Laws” means United States federal and applicable state securities laws;

“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of an Underwriter;

“U.S. Offering Memorandum” means the U.S. private placement memorandum (which shall include the Prospectus) used to make offers and sales of the Offered Units in the United States to Qualified Institutional Buyers (as defined in Rule 144A);

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) of Regulation S under the 1933 Act;

“Warrants” has the meaning given to it above;

“Warrant Indenture” has the meaning given to it above; and

“Warrant Share” or “Warrant Shares” has the meaning given to it above.

(2)	Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to Sections or Schedules are to the appropriate Section or Schedule of this Agreement.

(3)	All references to “dollars” or “$” are to Canadian dollars, unless otherwise expressly stipulated. The schedules to this Agreement are incorporated by reference in, and form an integral part of, this Agreement for all purposes of it.

(4)	The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(5)	Any reference to “this Agreement” means this Agreement as amended, modified, replaced or supplemented from time to time.

8

Section 2            Compliance with Securities Laws

The Company represents and warrants to the Underwriters that the Company has prepared and filed the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus with the Canadian Securities Regulators and has obtained a receipt from the OSC for each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus and, pursuant to MI 11-102, a receipt for the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus is deemed to have been issued by the Canadian Securities Regulators in each of the other Qualifying Jurisdictions. The Company covenants with the Underwriters that it will, by no later than 5:00 p.m. (Toronto time) on November 27, 2019, prepare and file the Prospectus Supplement in a form approved by the Company and the Underwriters, acting reasonably, along with all other documents required under applicable Canadian Securities Laws to be filed therewith. The Company will promptly fulfill and comply with, to the satisfaction of the Underwriters, acting reasonably, the Canadian Securities Laws and United States Securities Laws required to be fulfilled or complied with by the Company to enable the Offered Units to be lawfully distributed to the public in the Qualifying Jurisdictions through the Underwriters or their respective affiliates or any other investment dealers or brokers registered in such jurisdictions in a category permitting them to distribute the Offered Units under Canadian Securities Laws applicable in such jurisdictions.

Section 3            Due Diligence

Prior to the filing of the Prospectus Supplement, the Company shall permit the Underwriters to review and participate in the preparation of the Prospectus Supplement and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations under Canadian Securities Laws and in order to enable it to responsibly execute the certificate in the Prospectus Supplement required to be executed by it. Following the execution and delivery of this Agreement up to the later of the Closing Date and the date of completion of the distribution of the Offered Units, the Company shall allow each of the Underwriters to conduct any due diligence investigations that it reasonably requires in order to fulfill its obligations as an underwriter under Canadian Securities Laws.

Section 4            Distribution and Certain Obligations of the Underwriters

(1)	The Company agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Offered Units. The Underwriters shall, and shall require any such dealer or broker, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the distribution of the Offered Units (a “Selling Firm”) to, comply with applicable Canadian Securities Laws and United States Securities Laws in connection with the distribution of the Offered Units and shall offer the Offered Units for sale to the public in the Qualifying Jurisdictions directly and through the Selling Firms upon the terms and conditions (including the offer price) set out in the Offering Documents and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Offered Units only in those jurisdictions where the Offered Units may be lawfully offered for sale or sold.

(2)	The Underwriters shall, and shall require any Selling Firm to agree to, observe and distribute the Offered Units in a manner that complies with all applicable laws and regulations (including in connection with offers and sales in the United States pursuant to Rule 144A and pursuant to the laws of any applicable U.S. states) in each jurisdiction into and from which they may offer to sell the Offered Units or distribute the Final Offering Documents, as applicable, in connection with the distribution of the Offered Units and will not, and will require any Selling Firm not to, directly or indirectly, offer, sell or deliver any Offered Units or Final Offering Documents or any other document (including, for greater certainty, the marketing materials) to any person in any jurisdiction, except in a manner which will not require the Company to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of any jurisdictions (other than the Qualifying Jurisdictions).

9

(3)	The Company acknowledges and agrees that the Underwriters are acting severally and not jointly (nor jointly and severally) in performing their respective obligations under this Agreement (including obligations under any Schedules to this Agreement) and no Underwriter shall be liable for any act, omission or conduct by any other Underwriter or Selling Firm appointed by any other Underwriter.

(4)	For the purposes of this Section 4, the Underwriters shall be entitled to assume that the Offered Units are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Prospectus shall have been obtained, or deemed to have been obtained, from the applicable Canadian Securities Regulator following the filing of the Prospectus in each of the Qualifying Jurisdictions.

(5)	The Company acknowledges that the Lead Underwriter shall, in its sole discretion and without notice to or consent of the Company, be entitled to assign its underwriting commitment under this Agreement to any of its affiliates within the Canaccord Genuity Group of Companies.

Section 5            United States Offers and Sales

The Company and the Underwriters hereby acknowledge that the Offered Units have not been and will not be registered under the 1933 Act or any U.S. state securities laws and may not be offered or sold in the United States except to Qualified Institutional Buyers in accordance with Rule 144A and in compliance with the laws of any applicable U.S. states. Accordingly, the Company and each of the Underwriters hereby agree that offers and sales of the Offered Units in the United States shall be conducted only in the manner specified in Schedule A hereto, which terms and conditions are hereby incorporated by reference in and form a part of this Agreement.

Section 6            Marketing Materials

(1)	In connection with the distribution of the Offered Units:

(a)	the Company shall prepare, in consultation with the Lead Underwriter, and approve in writing, prior to the time the marketing materials are provided to potential investors, a template version of the marketing materials reasonably requested to be provided by the Underwriters to any potential investor; such marketing materials shall comply with Canadian Securities Laws and be acceptable in form and substance to the Underwriters, acting reasonably, and such template version shall be approved in writing by the Lead Underwriter, on behalf of all of the Underwriters, prior to the time the marketing materials are provided to potential investors;

(b)	the Company shall file the template version of the marketing materials referred to in Section 6(1)(a) above with the Canadian Securities Regulators as soon as reasonably practicable after the template version of the marketing materials is so approved in writing by the Company and by the Lead Underwriter, on behalf of all of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential investor; and

(c)	any comparables shall be redacted from the template version of the marketing materials in accordance with NI 41-101 prior to filing such template version with the Canadian Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Regulators by the Company as required by Canadian Securities Laws.

(2)	Following the approvals and filings set forth in the foregoing paragraphs, the Underwriters may provide the marketing materials to potential investors to the extent permitted by Canadian Securities Laws and applicable United States Securities Laws.

10

(3)	The Company shall prepare and file a Marketing Materials Amendment provided to potential investors in connection with the offering of the Offered Units where required under Canadian Securities Laws, and the foregoing paragraphs above shall also apply to such revised template version.

Section 7            Delivery of Documents

(1)	At or prior to the time of filing the Prospectus Supplement, the Company shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel, at the respective times indicated, the following documents (except to the extent such documents have been previously delivered to the Underwriters or are available on SEDAR):

(a)	a copy of each of the Final Base Shelf Prospectus and the Prospectus Supplement, including for greater certainty each of the documents incorporated by reference to the extent not available on SEDAR, signed and certified by the Company as required by the Canadian Securities Laws applicable in the Qualifying Jurisdictions;

(b)	a copy of the U.S. Offering Memorandum;

(c)	a “long-form” comfort letter of MNP LLP dated the date of the Prospectus Supplement (with the requisite procedures to be completed by such auditors no earlier than two Business Days prior to the date of the Prospectus Supplement) addressed to the Underwriters and the directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and accounting information relating to the Company contained in the Final Offering Documents, which letter shall be in addition to the auditors’ report of MNP LLP contained in the Prospectus and any consent letter of MNP LLP addressed to the Canadian Securities Regulators;

(d)	a “long-form” comfort letter of Ernst and Young LLP dated the date of the Prospectus Supplement (with the requisite procedures to be completed by such auditors no earlier than two Business Days prior to the date of the Prospectus Supplement) addressed to the Underwriters and the directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and accounting information relating to the Company contained in the Final Offering Documents; and

(e)	a copy of any other document required to be filed by the Company under the Canadian Securities Laws.

(2)	During the period from the date of this Agreement until the later of the Closing Date and the date of completion of distribution of the Offered Units under the Final Offering Documents:

(a)	in the event that the Company is required by Canadian Securities Laws (as a result of a change in Canadian Securities Laws or otherwise) to prepare and file a Prospectus Amendment or a Marketing Materials Amendment, the Company shall prepare and deliver promptly to the Underwriters signed and certified (other than by the Underwriters) copies of such Prospectus Amendment or Marketing Materials Amendment. Concurrently with the delivery of any Prospectus Amendment, the Company shall deliver to the Underwriters documents similar to those referred to in Section 7(1)(c), and in connection with any such Prospectus Amendment, shall prepare and deliver to the Underwriters a corresponding Offering Memorandum Amendment; and

(b)	in the event that the Company is required by United States Securities Laws (as a result of a change in United States Securities Laws or otherwise) to prepare and/or file an Offering Memorandum Amendment, the Company shall use commercially reasonable efforts to prepare and deliver promptly to the Underwriters such Offering Memorandum Amendment.

11

(3)	The Company shall permit the Underwriters to review and participate in the preparation of any Offering Document Amendment or Marketing Materials Amendment, it being understood and agreed that no Prospectus Amendment or Marketing Materials Amendment will be filed with any Canadian Securities Regulator, and no Offering Memorandum Amendment distributed, without first obtaining the approval of the Underwriters and their counsel, after consultation with the Underwriters with respect to the form and content thereof.

Section 8            Representations and Warranties of the Company as to the Offering Documents

(1)	Filing of the Prospectus Supplement and any Prospectus Amendment shall constitute a representation and warranty by the Company to the Underwriters and the U.S. Affiliates that, as at their respective dates of filing:

(a)	the information and statements (except for the Underwriters’ Information) contained in the Prospectus or any Prospectus Amendment, as applicable (i) are true and correct, (ii) contain no misrepresentation and (iii) constitute full, true and plain disclosure of all material facts relating to the Company and the Offered Units, Shares, Warrants and Warrant Shares as required by Canadian Securities Laws;

(b)	no material fact has been omitted from such information and statements (except for the Underwriters’ Information) that is required to be stated in such information and statements or that is necessary to make a statement contained in such information and statements not misleading in the light of the circumstances under which it was made;

(c)	the information and statements (except for the Underwriters’ Information) contained in the U.S. Offering Memorandum and any Offering Memorandum Amendment, as applicable, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, all within the meaning of United States Securities Laws;

(d)	except with respect to any Underwriters’ Information, each such document complies with all applicable requirements of Canadian Securities Laws and United States Securities Laws, as applicable; and

(e)	the statistical and market-related data included in the Prospectus, the U.S. Offering Memorandum, the marketing materials and any Prospectus Amendment, Offering Document Amendment or Marketing Materials Amendment are based on or derived from sources that are believed by the Company to be reliable and accurate in all material respects.

(2)	Such filings shall also constitute the Company’s consent to the Underwriters’ use of the Prospectus, any Prospectus Amendment, the marketing materials and any Marketing Materials Amendment in connection with the distribution of the Offered Units in the Qualifying Jurisdictions in compliance with this Agreement and applicable Canadian Securities Laws and the use of the U.S. Offering Memorandum for offers and sales of the Offered Units, if any, in the United States to Qualified Institutional Buyers.

12

Section 9            Additional Representations, Warranties and Covenants of the Company

(1)	The Company represents, warrants and covenants to the Underwriters and the U.S. Affiliates, and acknowledges that each of the Underwriters and the U.S. Affiliates are relying upon such representations, warranties and covenants in purchasing the Offered Units, that:

(a)	since the respective dates as of which information is given in the Final Offering Documents, except as otherwise stated therein, (i) there has been no Material Adverse Change; (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares;

(b)	the Company has been duly incorporated and is existing as a corporation and in good standing under the laws of the Province of British Columbia;

(c)	Charlotte’s Web, Inc. has been duly incorporated and is existing as a corporation and in good standing under the laws of the State of Delaware;

(d)	except as described in the Final Offering Documents, each member of the Company Group has the requisite corporate power and authority to own, lease and operate its properties and assets (including licenses and other similar rights) and to conduct its business as described in each Offering Document, and is properly registered or licensed to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties;

(e)	the Company has an authorized share capital consisting of an unlimited number of common shares, an unlimited number of proportionate voting shares and an unlimited number of preferred shares, of which an aggregate of 58,572,809 common shares, an aggregate of 100,520.8075 proportionate voting shares and no preferred shares are issued and outstanding as of the date hereof. Except as described in the Final Offering Documents, no person, firm or company has, or will have at the Closing Time, any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company of any unissued shares of the Company or any right to convert any obligation into or exchange any shares of the Company, or for the purchase or acquisition of the assets or property of any kind of the Company;

(f)	all of the common shares and proportionate voting shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable shares of the Company, and none of such common shares or proportionate voting shares of the Company were issued in violation of the pre-emptive right or similar rights of any securityholder of the Company or of any other person;

(g)	at the applicable Closing, the Shares and the Warrants will have been duly created, authorized, allotted and reserved for issuance and, at the applicable Closing Time, after payment of applicable consideration:

(i)	the Initial Shares and, if applicable, the Additional Shares will be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company;

(ii)	the Initial Warrants and, if applicable, the Additional Warrants will be duly created and validly issued and outstanding as fully paid securities of the Company; and

13

(iii)	the Initial Shares and the Initial Warrants, and, if applicable, the Additional Shares and the Additional Warrants, will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(h)	at Closing, the Warrant Shares will have been duly authorized, allotted and reserved for issuance, and, upon the proper exercise of the Warrants and payment of the exercise price therefor, will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Company. The Warrant Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company;

(i)	all of the issued and outstanding shares or other equity interests in Charlotte’s Web, Inc. are 100% owned by the Company (free and clear of all Liens); in addition, all of the issued and outstanding shares or other equity interests in Charlotte’s Web, Inc. were duly and validly authorized and issued by Charlotte’s Web, Inc. and are fully paid and non-assessable shares or other equity interests of Charlotte’s Web, Inc.;

(j)	other than the shares or other equity interests in Charlotte’s Web, Inc., the Company does not have any equity interest, directly or indirectly, in any person;

(k)	no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from any member of the Company Group of any unissued shares thereof, except for the following issued and outstanding securities: (A) 6,185,139 stock options of the Company issued and outstanding, each exercisable to acquire one common share or proportionate voting share of the Company; and (B) 114,266 restricted stock awards issued and outstanding;

(l)	other than the Legacy Stock Option Plan and the LTIP and the stock options of the Company referred to in Section 9(1)(i), the Company has no stock-based benefit or incentive plan in effect;

(m)	the Company has the requisite corporate power, authority and capacity to enter into this Agreement and the Warrant Indenture and to perform its obligations hereunder and thereunder, and to execute and file with the Canadian Securities Regulators the Final Base Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendments;

(n)	this Agreement, the Warrant Indenture and the performance by the Company of its obligations hereunder and thereunder, the execution and filing with the Canadian Securities Regulators of the Final Base Shelf Prospectus, the Prospectus Supplement and any Prospectus Amendments have been or will at the Closing Time be duly authorized by all necessary corporate action, and each of the Agreement and the Warrant Indenture has been or will be at the Closing Time duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of general equitable principles, including the limitation that rights of indemnity, contribution and waiver may be limited by applicable laws;

(o)	the rights, privileges, restrictions, conditions and other terms attaching to the common shares, the proportionate voting shares and the preferred shares of the Company, the Shares and the Warrants will, at the Closing Time and, if applicable, the Over-Allotment Option Closing Time, conform in all material respects to the respective descriptions thereof contained in the Final Offering Documents;

14

(p)	the Financial Statements contained in the Final Offering Documents have been prepared in conformity with IFRS, consistently applied throughout the periods involved, and comply as to form in all material respects with the applicable accounting requirements of Canadian Securities Laws and laws of the Province of British Columbia. Such Financial Statements present fairly in all material respects the financial position, financial performance and cash flows of the relevant entity as at the dates and for the periods of such Financial Statements. The other Financial Information included in the Final Offering Documents presents fairly in all material respects the information shown therein and, other than those aspects of the non-IFRS measures and industry metrics that are not derived from the Financial Statements, has been compiled on a basis consistent with that of the Financial Statements;

(q)	no forecast, budget or projection provided by or on behalf of the Company Group to the Underwriters contains any misrepresentation and such forecasts, budgets and projections were prepared in good faith, disclosed all relevant assumptions and contain reasonable estimates of the prospects of the business and operations of the Company Group;

(r)	all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and Employee Plans payments of the Company Group have been recorded in conformity, in all material respects, with IFRS and comply in all material respects as to form with the applicable accounting requirements, and are reflected on the books and records of the Company Group, as applicable. There are no outstanding violations or defaults under the Employee Plans or any actions, suits, claims, trials, demands, investigations, arbitration proceedings or other proceedings pending or threatened with respect to any of the Employee Plans that would, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company will not constitute an event or condition under any Employee Plan that entitles any employee or former employee to a payment, promise of payment, acceleration of vesting or any other benefit to which that individual would not otherwise be entitled;

(s)	except as disclosed in the Final Offering Documents (including the Financial Statements contained therein), no member of the Company Group has outstanding any debentures, notes, mortgages or other indebtedness that is material to the Company Group taken as a whole;

(t)	no member of the Company Group has, or on the Closing Date will have, incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding, except: (i) as disclosed or contemplated in the Final Offering Documents (including the Financial Statements contained therein); and (ii) as incurred in the ordinary course of business by the Company Group and which do not, individually or in the aggregate, have a Material Adverse Effect;

(u)	except as disclosed in the Final Offering Documents (including the Financial Statements contained therein), since December 31, 2018, (i) there has not been any change in the share capital, long-term debt, financial condition or operations of the other than changes in the ordinary course of business; (ii) the business of the Company Group has been carried on in the ordinary course; (iii) none of the property or assets of the Company Group has been transferred, assigned, sold, distributed, distributed by way of dividend or otherwise disposed of other than in the ordinary course of business; and (iv) the Company Group has not cancelled any debts or entitlements other than in the ordinary course of business;

15

(v)	Ernst and Young LLP is independent in accordance with the rules of professional conduct applicable to auditors in Canada, and applicable Canadian Securities Laws, and there has not been any reportable event (within the meaning of NI 51-102) with such auditors with respect to audits of the Company and Charlotte’s Web, Inc.;

(w)	except as would not have a Material Adverse Effect, no member of the Company Group is in breach or violation of: (i) any term or provision of its constating documents; (ii) any resolution of its board of directors or shareholders; or (iii) any contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease, judgment, decree, order, statute, rule, licence, law or regulation applicable to it or by which it is bound;

(x)	no member of the Company Group is in material violation or material default of, nor will the execution of this Agreement and the Final Offering Documents, the performance by the Company Group of its obligations hereunder, result in any material breach or material violation of, or be in conflict with, or constitute a material default under, or create a state of facts which after notice or lapse of time, or both, would constitute a material default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any Lien upon any property or assets of the Company Group pursuant to (i) any term or provision of the constating documents of any member of the Company Group or any resolution of the directors or shareholders of any member of the Company Group; (ii) any contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease (including for real property) or licence to which any member of the Company Group is a party or bound or to which any of the business, operations, property or assets of the Company Group are subject (collectively, “Company Group Contracts”); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company Group or their business, operations or assets, of any court, Governmental Authority, arbitrator or other authority having jurisdiction over the Company Group;

(y)	there are no business relationships, related-party transactions or off-balance sheet transactions involving any member of the Company Group or any other person required to be described in the Final Offering Documents (including the Financial Statements contained therein) which have not been described as required under IFRS; and there are no contracts or other documents that are required to be described in the Prospectus under Canadian Securities Laws;

(z)	all material Company Group Contracts have been made available to the Underwriters in the Company’s data room, and all Company Group Contracts are valid and binding obligations of the applicable member of the Company Group and are in good standing; and (i) no event of default or event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any Company Group Contract; (ii) the Company Group has no Knowledge of any default by the other parties to each Company Group Contract; and (iii) no member of the Company Group has waived any material rights under any Company Group Contract;

(aa)	there is no requirement to obtain a consent, approval or waiver of a party under any material Company Group Contract in respect of any of the transactions contemplated by this Agreement, other than such consents, approvals and waivers as have been obtained by any member of the Company Group as at the date hereof;

(bb)	no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use of the Final Base Shelf Prospectus, the Prospectus Supplement, the U.S. Offering Memorandum, or any Prospectus Amendment or Offering Memorandum Amendment, if any, or instituted proceedings for that purpose and no such proceedings are pending or, to the Knowledge of the Company Group, contemplated or threatened;

16

(cc)	the Transfer Agent has been duly appointed as registrar and transfer agent for the common shares and proportionate voting shares of the Company;

(dd)	on or prior to the Closing Time, the form of the certificates for the common shares and proportionate voting shares of the Company will have been approved by the board of directors of the Company and adopted by the Company and will comply with all applicable legal and stock exchange requirements and will not conflict with the Company’s constating documents;

(ee)	there is no litigation, arbitration or governmental or other proceeding, suit or investigation at law or in equity before any court or arbitrator or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, in progress, pending or, to the Knowledge of the Company Group, threatened against, or involving the assets, properties or business of, any member of the Company Group which is material or which would adversely affect the consummation of the transactions contemplated by this Agreement in any material respect or the performance by the Company of its obligations hereunder;

(ff)	(i) each member of the Company Group is in compliance in all material respects with the provisions of applicable federal, provincial, state, local and foreign laws and regulations respecting employment; (ii) no labour dispute with the employees of any member of the Company Group exists or is pending or, to the Knowledge of the Company Group, threatened or imminent, and the Company Group has no Knowledge of any existing or imminent labour disturbance by the employees of the Company Group’s principal contractors; (iii) the labour relations of the Company Group are satisfactory; and (iv) no collective agreement or collective bargaining agreement or modification thereof has expired and none is currently being negotiated by any member of the Company Group;

(gg)	no material supplier, distributor, customer or service provider of any member of the Company Group has notified the Company Group in writing, and to the Knowledge of the Company Group, there is no reason to believe, that any such material supplier, distributor, customer or service provider will not continue dealing with applicable member of the Company Group on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course;

(hh)	except as described in the Final Offering Documents, each member of the Company Group has conducted and is conducting its business in compliance in all material respects with all applicable laws of each jurisdiction in which it carries on business and with all applicable laws, tariffs and directives material to its operations, including all applicable federal, provincial, state, municipal, and local zoning, environmental, controlled substance laws and regulations and other lawful requirements of any governmental or regulatory body, including, but not limited, to relevant permits and licenses;

(ii)	all product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Company Group in connection with their business is being conducted in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to the business and all such processes, procedures and practices required in connection with such activities are in place as necessary and are being complied with in all material respects;

(jj)	except as described in the Final Offering Documents, all supply, production and processing partners have obtained and are in compliance with all authorizations required by the jurisdictions in which they operate to permit them to conduct their business as currently conducted or and to the knowledge of the Company Group, proposed to be conducted;

(kk)	except as described in the Final Offering Documents, there is no material litigation or governmental or other proceeding and to the knowledge of the Company Group, investigation at law or in equity before any Governmental Authority, domestic or foreign, in progress, pending or, to the Company Group’s Knowledge, threatened (and the Company Group do not know of any basis therefor) against, or involving the assets, properties or business of, the Company Group, nor are there any matters under discussion with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority, and to the Company Group’s Knowledge, there are no facts or circumstances which would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments;

(ll)	each member of the Company Group has security measures and safeguards in place to protect Personally Identifiable Information that it may collect from registered customers and other parties from illegal or unauthorized access or use by its personnel or third parties in a manner that violates applicable privacy laws. The Company Group has complied in all material respects with all applicable privacy and consumer protection laws and has not collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The Company Group has taken all reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse;

(mm)	there are no bonuses, distributions or salary payments which will be payable by any member of the Company Group, outside of the ordinary course of business, to any officer, director, employee or consultant of the Company Group after the Closing Date relating to their employment with, or services rendered to, the Company Group prior to the Closing Date;

(nn)	other than usual and customary health and related benefit plans for employees, the Final Offering Documents disclose to the extent required by applicable Canadian Securities Laws each Employee Plan, each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(oo)	(i) there are no workers’ compensation claims pending against any member of the Company Group; and (ii) to the Knowledge of the Company Group (A) none of the executive officers of the Company Group described in the Final Offering Documents has any plans to terminate his or her employment, (B) none of the executive officers of the Company Group described in the Final Offering Documents or any other employee of the Company Group is subject to any secrecy or non-competition agreement or any other agreement (other than the Name and Likeness Agreement) or restriction of any kind that would impede in any way the ability of such executive officer or employee to carry out fully all activities of such employee in furtherance of the Company Group’s business, and (C) none of the executive officers of the Company Group described in the Final Offering Documents or any other employee or former employee of the Company Group has any claim with respect to any Intellectual Property rights of the Company Group (other than pursuant to the Name and Likeness Agreement);

(pp)	(i) to the Knowledge of the Company Group, no member of the Company Group has, directly or indirectly, (A) made or authorized any contribution, payment or gift of funds or property of the Company Group or other unlawful expense relating to political activity to any official, employee or agent of any Governmental Authority or (B) made any direct or indirect contribution from corporate funds to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or Title 18 United States Code Section 1956 and 1957 (U.S.), or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company Group and their respective operations, and no member of the Company Group has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such laws; and (ii) the operations of each member of the Company Group are and have been conducted at all times in compliance, in all material respects, with such laws and no suit, action or proceeding by or before any Governmental Authority or any arbitrator involving the Company Group with respect to such legislation is in progress, pending or, to the Knowledge of the Company Group, threatened;

(qq)	the Company Group, or, to the Knowledge of the Company Group, any director, officer, employee, agent or affiliate of the Company Group, is not (i) currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company Group will not, directly or indirectly, use any proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any Sanctions;

(rr)	subject to the Name and Likeness Agreement, (i) each member of the Company Group owns or has the right to use all patents, patent rights, licences, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade-marks, service marks, trade names and other intellectual property, including those listed in the Final Offering Documents (collectively, “Intellectual Property”) and all technology used or held for use in the conduct of the business now operated by the Company Group without any conflict with or infringement upon the rights of others, in each case with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect and subject to limitations contained in any applicable license agreement; (ii) to the extent any Intellectual Property owned by the Company Group has been created in whole or in part by current or past employees, consultants or independent contractors, any rights therein of such persons have been irrevocably assigned in writing to the Company Group, such persons have waived all moral rights in such persons’ contribution to such Intellectual Property or component thereof; (iii) there are no third parties who have or, to the Knowledge of the Company Group, who will be able to establish rights to any Intellectual Property owned or licensed by the Company Group or rights in the subject matter of such Intellectual Property; (iv) the Company Group has no Knowledge of any Intellectual Property held by others that would prevent the development, use, sale, lease, license and service of products now existing or under development by the Company Group, other than those sourced from third parties; (v) to the Knowledge of the Company Group, there is no material infringement by third parties of such Intellectual Property; (vi) there is no action, suit, proceeding or claim pending or, to the Knowledge of the Company Group, threatened by others challenging the Company Group’s rights in or to any Intellectual Property or the validity or scope of any Intellectual Property owned, licensed or commercialized by the Company Group, and the Company Group has no Knowledge of any other fact which could form a reasonable basis for any such action, suit, proceeding or claim in each case; and (vii) to the Knowledge of the Company Group, all trade secrets and other confidential proprietary information forming part of or in relation to the Intellectual Property being owned or licensed by the Company Group is and remains confidential to the Company Group;

(ss)	no member of the Company Group has taken, nor will any member of the Company Group take, any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the common shares of the Company or the Offered Units;

(tt)	no approval, authorization, consent, permit, qualification, license, decree or order from, and no filing, registration or recording with, any Governmental Authority having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, the issuance and sale of the Offered Units hereunder or the transactions contemplated by this Agreement, except as have been or will be obtained or made prior to the Closing Time;

(uu)	except as disclosed in the Final Offering Documents, each member of the Company Group currently possess or require any permits, licenses, approvals, consents or other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Final Offering Documents, each member of the Company Group is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect;

(vv)	the Company Group does not own any real property and has good and marketable title to all personal and movable properties owned by them, in each case, free and clear of all Liens;

(ww)	(i) all real property, offices, stores and buildings, held under lease by the Company Group, including the leases described in the Final Offering Documents (the “Leased Properties”) are held by it under valid, subsisting and enforceable leases (the “Leases”); (ii) the buildings, improvements, fixtures and other structures located on the Leased Properties, and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable laws and regulations, municipal or otherwise, and with the terms and conditions of the Leases; (iii) there are no expropriation or similar proceedings, actual or threatened, of which the Company Group has received written notice against or in respect of the Leased Properties or any part thereof; (iv) all rental and other payments and obligations required to be paid or performed under the terms and conditions of the Leases have been duly paid and performed by the Company Group; (v) no member of the Company Group is in default of any of its material obligations under any of the Leases and, to the Knowledge of the Company Group, none of the landlords or other parties to any of the Leases are in default of any their material obligations under any of the Leases; (vi) no consent of any landlord under any of the Leases is required in order to complete the Offering or carry out the transactions contemplated in this Agreement and the Final Offering Documents; and (vii) each of the Leased Properties has adequate access to and from public streets or highways for the normal operations of the business of the Company Group and, to the Knowledge of the Company Group, there is no fact or circumstance which could result in the termination or restriction of such access;

(xx)	to the Knowledge of the Company, none of the Company’s directors or officers is now, or has ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(yy)	except as described in the Final Offering Documents, no director or officer of, or any other person not dealing at arm’s length with, the Company Group, its affiliates or their directors or officers, will continue after Closing to be engaged in any material transaction or arrangement with or to be a party to a material contract with, or have any material indebtedness, liability or obligation to, the Company Group;

(zz)	except as described in the Final Offering Documents, no member of the Company Group is a party to or bound by, and none of the business, operations, property or assets of any member of the Company Group is subject to, any material non-arm’s length agreements or arrangements other than on terms and at a price that would have applied if the parties had been dealing at arm’s length;

(aaa)	the Company is not currently, and will not be following the Closing, prohibited directly or indirectly, from paying any dividends or from making any other distributions on its share capital;

(bbb)	each member of the Company Group (i) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or substances regulated by laws, including hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all material permits or other approvals required of them under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit or approval, except in all such cases where such non-compliance with Environmental Laws, failure to receive required permits or other approvals or failure to comply with the terms and conditions of such permits or approvals would not have a Material Adverse Effect;

(ccc)	each member of the Company Group has (i) timely filed (or have had timely filed on their behalf) all returns, declarations, reports, estimates, information returns, elections and statements (“Returns”) required to be filed with or sent to any taxing authority having jurisdiction since incorporation or organization, and all such Returns have, in all material respects, been prepared in accordance with the provisions of all applicable legislation and are true, correct and complete in all material respects; (ii) timely and properly paid (or have had paid on its behalf) all governmental taxes and other charges due or claimed to be due by a Governmental Authority (including all instalments on account of taxes for the current year); and (iii) properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental taxes or other charges;

(ddd)	no member of the Company Group has been notified of, nor is it a party to, any shareholders’ agreement, voting agreement, investor rights agreement or other agreement which in any manner affects the voting or control of any securities of any member of the Company Group, the nomination of directors to the board of any member of the Company Group or the operations or affairs of any member of the Company Group;

(eee)	there are no contracts, agreements or understandings between any member of the Company Group and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Offering;

(fff)	the common shares of the Company are listed for trading on the TSX;

(ggg)	the Company is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus, and is qualified under NI 44-102 to file a short form prospectus that is a base shelf prospectus;

(hhh)	the Company is a “reporting issuer” in each of the Qualifying Jurisdictions, is not in default under any Canadian Securities Laws applicable in such jurisdictions and is in compliance, in all material respects, with the by-laws, rules, policies and regulations of the TSX;

(iii)	there are no reports or information that in accordance with the Canadian Securities Laws must be made publicly available or filed in connection with the Offering that have not been made publicly available as required;

(jjj)	the Company is a “foreign private issuer” (as defined in Rule 405 under the 1933 Act);

(kkk)	the filing by the Company of any signed Prospectus Amendment or material change report required to be filed under the Canadian Securities Laws will constitute a representation and warranty by the Company to the Underwriters that all the information and statements contained therein are true and correct and that no material information has been omitted therefrom which is necessary to make the statements contained therein not misleading in the light of the circumstances in which they were made;

(lll)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading or distribution of the Company’s common shares or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the Knowledge of the Company, threatened, under any of the Canadian Securities Laws;

(mmm)	policies of insurance issued by insurers of recognized financial responsibility are maintained in respect of the operations, properties and assets, employees, directors and officers of the Company Group in such amounts and covering such risks as are prudent and customary in the businesses in which they are engaged, and such policies of insurance are maintained for the benefit of the Company Group. All such policies of insurance are in full force and effect and no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy, there are no claims by the Company Group under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company Group has no Knowledge that it will not be able to renew the existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business;

(nnn)	no member of the Company Group has been denied any insurance coverage which it has sought or for which it has applied;

(ooo)	the minutes, resolutions and corporate records of the Company Group made available to Stikeman Elliott LLP, counsel to the Underwriters, in connection with the Underwriters’ due diligence investigations are true and complete copies thereof and contain copies of all proceedings of the shareholders, the board of directors and all committees of the board of directors of the Company Group that have been minutes or resolved, there have been no other meetings, resolutions or proceedings of the shareholders, the board of directors or any committee thereof from such date to the date of review of such corporate records, minutes and resolutions not reflected in such minutes, resolutions and other corporate records, other than those which are not material in the context of the Company Group;

(ppp)	except as contemplated hereby, there is no person acting at the request of any member of the Company Group who is entitled to any brokerage or agency fee in connection with the sale of the Offered Units contemplated herein;

(qqq)	no acquisition has been made by any member of the Company Group during its two most recently completed fiscal years that would be a “significant acquisition” for the purposes of Canadian Securities Laws, and no proposed acquisition by any member of the Company Group has progressed to a state where a reasonable person would believe that the likelihood of any member of the Company Group completing the acquisition is high and that, if completed by any member of the Company Group at the date of the Prospectus Supplement, would be a “significant acquisition” for the purposes of Canadian Securities Laws, in each case, that would require the prescribed disclosure in the Prospectus Supplement pursuant to such laws;

(rrr)	the Company has a reasonable basis for disclosing any forward-looking information contained in the Final Offering Documents and is not, as of the date hereof, required to update any such forward looking information pursuant to NI 51-102, and such forward looking information contained in the Final Offering Documents reflects the best currently available estimates and good faith judgments of the management of the Company, as the case may be, as to the matters covered thereby;

(sss)	the U.S. Offering Memorandum has been prepared in a form customary for a Rule 144A offering of equity securities of a Canadian issuer into the United States concurrent with a public offering in Canada, and does not and will not contain any material disclosures regarding the Company Group other than as set forth in the Prospectus or in any Prospectus Amendment, if any, in each case, that is included therein;

(ttt)	except as disclosed in the Final Offering Documents, no member of the Company Group has Knowledge of any pending or contemplated change to any law, regulation or position of a Governmental Authority that would reasonably be expected to have a Material Adverse Effect;

(uuu)	the Company has delivered to the Underwriters lock-up agreements, in the form approved by the Underwriters, from each of the Company’s senior officers and directors immediately prior to the filing of the Prospectus Supplement; and

(vvv)	the representations and warranties of the Company contained in Schedule A hereto are hereby incorporated by reference herein and made a part hereof and the Company hereby acknowledges that each Underwriter is relying upon such representations and warranties.

Section 10	Commercial Copies

The Company shall cause commercial copies of the Final Offering Documents to be printed and delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by written instructions to the printer of such documents. Such delivery of the Final Offering Documents shall be effected as soon as possible after filing of the Prospectus Supplement with the Canadian Securities Regulators but, in any event at or before 9:00 a.m. (Toronto time), or such other time as is approved by the Underwriters, acting reasonably, on the Business Day immediately following the date on which the Prospectus Supplement is filed, or such other date as is approved by the Underwriters. Such deliveries shall constitute the consent of the Company to the Underwriters’ use of the Final Offering Documents for the distribution of the Offered Units in compliance with the provisions of this Agreement and the Canadian Securities Laws and United States Securities Laws. The Company shall similarly cause to be delivered commercial copies of any Offering Document Amendments. The commercial copies of the Prospectus Supplement shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators on the System for Electronic Document Analysis and Retrieval (SEDAR).

Section 11	Change of the Closing Date

(1)	Subject to the right of any Underwriter to terminate its obligations under this Agreement in accordance with the termination provisions contained in Section 19, if a material change or a change in a material fact occurs prior to the Closing Date which requires a Prospectus Amendment to be prepared and filed, the Closing Date shall be, unless the Company and the Underwriters otherwise agree in writing or unless otherwise required under Canadian Securities Laws, the fifth Business Day following the later of:

(a)	the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Jurisdictions and any appropriate Passport System receipt(s) obtained for such filings and notice of such filings from the Company or its counsel have been received by the Underwriters; and

(b)	the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with Section 11,

provided, however, that the Closing Date shall not be later than January 6, 2020.

Section 12	Completion of Distribution

The Underwriters shall, after the Closing Time and, if applicable, the Over-Allotment Option Closing Time, give prompt written notice to the Company when, in the opinion of the Underwriters, they have completed distribution of the Offered Units or the Additional Units or Additional Shares and/or Additional Warrants, as the case may be, including the total proceeds realized in each of the Qualifying Jurisdictions and any other jurisdiction provided that such notice shall be provided on a Business Day no later than 30 days following the date on which such distribution shall have been completed.

Section 13	Material Change or Change in Material Fact During Distribution and Other Covenants

(1)	During the period from the date of this Agreement to the later of the Closing Date and the date of completion of distribution of the Offered Units under the Final Offering Documents, the Company shall promptly, after receiving notice or obtaining knowledge of such information, notify the Lead Underwriter in writing of the full particulars of:

(a)	any of the representations or warranties of the Company in this Agreement no longer being true and correct;

(b)	(A) the issuance by any Governmental Authority of any order suspending or preventing the use of the Final Base Shelf Prospectus, the Prospectus Supplement, the U.S. Offering Memorandum or any Prospectus Amendment or Offering Memorandum Amendment, (B) the suspension of the qualification of the common shares of the Company or any other security of the Company for offering or sale in any of the Qualifying Jurisdictions or in the United States, (C) the institution, threatening or contemplation of any proceeding for any of those purposes, or (D) any request made by any Governmental Authority to amend or supplement the Final Base Shelf Prospectus, the Prospectus Supplement, the U.S. Offering Memorandum or any Prospectus Amendment or Offering Memorandum Amendment or for additional information, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(c)	any material change (whether actual, anticipated, contemplated or proposed by, or threatened) or development involving a prospective material change in the results of operations, condition (financial or otherwise), business, affairs, prospects, assets, properties, liabilities (contingent or otherwise), cash flows, income, business operations or capital of the Company, including any material change to information previously provided to the Underwriters concerning the Company, whether or not arising from transactions in the ordinary course of business;

(d)	any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Final Offering Documents had the fact arisen or been discovered on, or prior to, the date of such document; and

(e)	any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in any of the Offering Documents, which fact or change is, or may be, in any case, of such a nature as to render any statement in any of the Offering Documents misleading or untrue or which would result in a misrepresentation in any of the Offering Documents or which would result in any of the Offering Documents not complying (to the extent that such compliance is required) with Canadian Securities Laws or United States Securities Laws.

(2)	Subject to Section 7(3), the Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under Canadian Securities Laws and United States Securities Laws, as a result of a change or occurrence referred to in Section 13(1), provided that the Company shall not file any Prospectus Amendment or other document relating to the Offering pursuant to this Section 13(2) without first obtaining the approval of the Lead Underwriter, on behalf of the Underwriters, after consultation with the Lead Underwriter with respect to the form and content thereof, which approval will not be unreasonably withheld. The Company shall in good faith discuss with the Underwriters any such change or occurrence in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under Section 13(1).

(3)	The Company covenants and agrees with the Underwriters that it will:

(a)	promptly provide to the Underwriters, during the period commencing on the date hereof and until completion of the distribution of the Offered Units, copies of any filings made by the Company of information relating to the Offering with any securities exchange or any regulatory body in Canada or the United States or any other jurisdiction;

(b)	promptly provide to the Underwriters, during the period commencing on the date hereof and until completion of the distribution of the Offered Units, drafts of any press releases and other public documents of the Company relating to the Company or the offering contemplated by this Agreement for review by the Underwriters and the Underwriters’ counsel prior to issuance, provided that any such review will be completed in a timely manner; and

(c)	deliver to the Underwriters, without charge, in Toronto, Ontario contemporaneously with or prior to the filing of the Prospectus Supplement or any Prospectus Amendment, a copy of any document required to be filed by the Company, if any, under Canadian Securities Laws in connection with the Offering.

Section 14	Underwriters’ Compensation

(1)	In consideration for the services of the Underwriters under this Agreement (including the ancillary services of acting as financial advisors to the Company in respect of the issue of the Offered Units and advising on the terms and conditions of the Offering), the Company will pay to the Underwriters:

(a)	at the Closing Time, in the aggregate, a fee equal to 5.00% of the gross proceeds raised from the sale of the Initial Units (the “Underwriting Fee”); and

(b)	at the Over-Allotment Option Closing Time, if applicable, a fee equal to 5.00% of the gross proceeds raised from the sale of the Additional Units.

Section 15	Delivery of Underwriting Fee and Offered Units

(1)	The purchase and sale of the Offered Units shall be completed at the Closing Time at the offices of DLA Piper (Canada) LLP in Calgary, Alberta or at such other place as the Underwriters and the Company may agree upon.

(2)	At the Closing Time, the Company shall duly deliver the Initial Shares and the Initial Warrants comprising the Initial Units to the Underwriters, and at the Over-Allotment Option Closing Time, the Company shall duly deliver the Additional Units or Additional Shares and/or the Additional Warrants to the Underwriters, in each case, in the form of an electronic deposit pursuant to the non-certificated issue system (the “NCI System”) maintained by CDS Clearing & Depository Services Inc., or in the manner directed by the Lead Underwriter in writing, registered in the name of “CDS & Co.”, or in such other name or names as the Lead Underwriter may notify the Company in writing not less than 48 hours prior to the Closing Time or the Over-Allotment Option Closing Time, as the case may be. The Initial Units shall be delivered against payment by the Lead Underwriter, on behalf of the Underwriters, of the aggregate purchase price for the Offered Units, net of the applicable Underwriting Fee, by wire transfer of immediately available funds to the accounts specified in writing by the Company and legal counsel to the Company and the Additional Units (if any) shall be delivered against payment by the Lead Underwriter, on behalf of the Underwriters, of the aggregate purchase price for the Additional Units, net of the applicable Underwriting Fee, by wire transfer of immediately available funds to the accounts specified in writing by the Company and legal counsel to the Company.

(3)	In order to facilitate an efficient and timely closing at the Closing Time and the Over-Allotment Option Closing Time, as the case may be, the Lead Underwriter, on behalf of the Underwriters, may choose to initiate wire transfers of immediately available funds prior to the Closing Time or prior to the Over-Allotment Option Closing Time, as the case may be. If the Lead Underwriter does so, the Company agrees that such transfer of funds prior to the Closing Time and prior to the Over-Allotment Option Closing Time, as the case may be, does not constitute a waiver by the Underwriters of any of the conditions of Closing or the Over-Allotment Option Closing set out in this Agreement. Furthermore, the Company agrees that any such funds received by the Company from the Underwriters prior to the Closing Time or prior to the Over-Allotment Option Closing Time, as the case may be, will be held by the Company in trust solely for the benefit of the Underwriters until the Closing Time or the Over-Allotment Option Closing Time, as the case may be, and if the Closing or the Over-Allotment Option Closing, as the case may be, does not occur at the scheduled Closing Time or the Over-Allotment Option Closing Time, as the case may be, such funds shall be immediately returned by wire transfer to the Lead Underwriter, on behalf of the Underwriters, without interest. Upon the satisfaction of the conditions of Closing or the Over-Allotment Option Closing, as the case may be, and the delivery to the Underwriters of the items set out in Section 16, the funds held by the Company in trust for the Underwriters shall be deemed to be delivered by the Underwriters to the Company in satisfaction of the obligation of the Underwriters under this Section 15 and upon such delivery, the trust constituted by this Section 15 shall be terminated without further formality.

Section 16	Delivery of Offered Units to Transfer Agent

(1)	The Company, prior to the Closing Date or the Over-Allotment Option Closing Date, as the case may be, shall make all necessary arrangements for the electronic deposit pursuant to the NCI System of the Initial Units or the Additional Units, Additional Shares and Additional Warrants, as the case may be.

(2)	All fees and expenses payable to the Transfer Agent in connection with the electronic deposit pursuant to the NCI System of the Initial Units and the Additional Units, Additional Shares and Additional Warrants, as the case may be, contemplated by this Section 16 and the fees and expenses payable to the Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution of the Offered Units shall be borne by the Company.

Section 17	Conditions to Underwriters’ Obligation to Purchase the Offered Units

(1)	The obligations of the Underwriters to purchase the Initial Units at the Closing Time shall be subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Company of their obligations under this Agreement and the following conditions:

(a)	The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and to their counsel from DLA Piper (Canada) LLP, Canadian counsel to the Company, as to the laws of Canada and the Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper as to the laws of any of the provinces or territories of Canada (or alternatively, make arrangements to have such opinions directly addressed to the Underwriters, and all of such counsel may rely upon, as to matters of fact, certificates of public officials and officers of the Company), and letters from stock exchange representatives and transfer agents, with respect to the following matters:

(i)	as to the incorporation or formation, existence and good standing of the Company under the laws of the Province of British Columbia;

(ii)	as to the adequacy of the corporate power and capacity of the Company to enter into this Agreement and the Warrant Indenture and to carry out its obligations hereunder;

(iii)	as to the authorized and issued capital of the Company;

(iv)	that the Initial Shares and the Initial Warrants have been duly and validly created and authorized and are issued and are outstanding as fully paid shares or securities (as the case may be) of the Company and, in the case of the Initial Shares, are non-assessable;

(v)	that the Additional Shares and the Additional Warrants issuable upon the exercise of the Over-Allotment Option have been duly authorized by all necessary corporate action of the Company and been duly and validly created, allotted and reserved for issuance by the Company and, upon the exercise of the Over-Allotment Option including receipt by the Company of payment in full therefor, the Additional Units, the Additional Shares and the Additional Warrants, as the case may be, will be duly and validly created, authorized, issued and outstanding as fully paid shares or securities (as the case may be) and, in the case of the Additional Shares, are non-assessable common shares;

(vi)	the Warrant Shares have been duly and validly allotted and reserved for issuance and upon the proper exercise of the Warrants in accordance with their terms, the Warrant Shares will be duly and validly issued as fully paid and non-assessable common shares;

(vii)	that the Company has all requisite corporate power, capacity and authority under the laws of the Province of British Columbia to carry on its businesses as presently carried on and to own its property and assets as described in the Final Offering Documents;

(viii)	that all necessary corporate action has been taken by the Company to authorize (i) the execution and delivery of this Agreement and the Warrant Indenture and the performance of its obligations hereunder, (ii) to offer, issue, sell and deliver the Initial Shares and the Initial Warrants comprising the Initial Units; (iii) to grant the Over-Allotment Option and offer, issue, sell and deliver the Additional Units, the Additional Shares and the Additional Warrants issuable upon exercise of the Over-Allotment Option, as the case may be; and (iv) to issue, sell and deliver the Warrant Shares upon the proper exercise of the Warrants, and (v) the delivery and, if applicable, the execution and filing of, the Final Base Shelf Prospectus, Prospectus Supplement, and, if applicable, any Prospectus Amendment, under the Canadian Securities Laws in each of the Qualifying Jurisdictions;

(ix)	that the attributes of the common shares, the proportionate voting shares, preferred shares, the Warrants and the Warrant Shares conform in all material respects with the descriptions thereof in the Prospectus;

(x)	the forms of definitive certificate representing the common shares and the Warrants have been duly approved and adopted by the Company, comply with applicable laws of the Province of British Columbia and the constating documents of the Company;

(xi)	that each of this Agreement and the Warrant Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary qualifications for enforceability;

(xii)	that the execution and delivery of this Agreement and the Warrant Indenture and the performance by the Company of its obligations hereunder and thereunder do not and will not contravene, constitute a default under, or result in any breach or violation of, (A) any term or provision of the constating documents of the Company, or (B) any laws of the Province of British Columbia;

(xiii)	that the Transfer Agent has been duly appointed as the registrar and transfer agent for the common shares and the proportionate voting shares of the Company and as the warrant agent and registrar and transfer agent for the Warrants;

(xiv)	that no authorization, consent or approval of, or filing, registration, permit, license, decree, qualification or recording with, any Governmental Authority in the Qualifying Jurisdictions is required for the performance by the Company of its obligations under this Agreement, the consummation of the transactions contemplated by this Agreement, other than those that have been obtained or made prior to the Closing Time;

(xv)	that the statements under the heading “Eligibility for Investment” in the Final Offering Documents are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein;

(xvi)	that, subject to the qualifications, assumptions, limitations and restrictions referred to under the heading “Tax Considerations” in the Final Offering Documents, the statements made therein, to the extent that such statements summarize matters of law or legal conclusions, fairly summarize the matters described therein in all material respects;

(xvii)	that all necessary documents have been filed, all requisite proceedings have been taken, all legal requirements have been fulfilled and all necessary approvals, permits, consents and authorizations of the Canadian Securities Regulators have been obtained, in each case by the Company to qualify the Shares and the Warrants for distribution and sale to the public in each of the Qualifying Jurisdictions through investment dealers or brokers registered in such categories under the applicable laws of the Qualifying Jurisdictions and who have complied with the relevant provisions of such applicable law;

(xviii)	the issuance by the Company of the Warrant Shares in accordance with and pursuant to the terms and conditions of the Warrants and the Warrant Indenture is exempt from the prospectus requirements of the Canadian Securities Laws in the Qualifying Jurisdictions and no prospectus or other document is required to be filed, no proceeding is required to be taken and no approval, permit or consent of the Canadian Securities Regulators is required to be obtained by the Company under the Canadian Securities Laws in the Qualifying Jurisdictions to permit such issuance of the Warrant Shares;

(xix)	the first trade in Warrant Shares underlying the Warrants is exempt from the prospectus requirements of the Canadian Securities Laws in the Qualifying Jurisdictions and no prospectus or other document is required to be filed, no proceeding is required to be taken and no approval, permit, consent or authorization of regulatory authorities is required to be obtained by the Company under Canadian Securities Laws of the Qualifying Jurisdictions to permit such trade through registrants registered under Canadian Securities Laws who have complied with such laws and the terms and conditions of their registration, provided that (i) such trade is not a “control distribution” as that term is defined in National Instrument 45-102 – Resale of Securities at the time of such trade, (ii) the Company is a reporting issuer (as defined under Canadian Securities Laws) at the time of such first trade, and (iii) such first trade is not a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a distribution; and

(xx)	relying solely on the conditional approval letter (or equivalent) from the TSX, that the Shares and Warrants comprising the Initial Units and Additional Units and the Warrant Shares issuable upon the exercise of the Warrants and Additional Warrants have been conditionally approved for listing on the TSX, subject only to standard listing conditions of the TSX.

(b)	The Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters from DLA Piper LLP (US), U.S. counsel to the Company, which counsel in turn may rely upon, as to matters of fact, certificates of public officials and officers of the Company, and letters from stock exchange representatives and transfer agents, with respect to customary matters.

(c)	The Underwriters shall have received prior to or at the Closing Time a legal opinion, in form and substance satisfactory to the Underwriters, acting reasonably, from Frost Brown Todd LLC, U.S. regulatory counsel to the Company with respect to the legal status of hemp-derived products manufactured by the Company.

(d)	The Underwriters shall have received from MNP LLP at the Closing Time a “bring-down” comfort letter dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company, confirming the continued accuracy of the comfort letter to be addressed to the Underwriters and the directors of the Company pursuant to Section 7(1)(c) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, provided such changes are acceptable to the Underwriters, acting reasonably.

(e)	The Underwriters shall have received from Ernst and Young LLP at the Closing Time a “bring-down” comfort letter dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company, confirming the continued accuracy of the comfort letter to be addressed to the Underwriters and the directors of the Company pursuant to Section 7(1)(d) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, provided such changes are acceptable to the Underwriters, acting reasonably.

(f)	The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters (and if required for opinion purposes, to counsel to the Underwriters) signed by two senior officers of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the articles, by-laws and other constating documents of the Company, all resolutions of the board of directors of the Company relating to this Agreement and the transactions contemplated hereby, and the incumbency and specimen signatures of signing officers of the Company.

(g)	The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company or other senior officers of the Company acceptable to the Underwriters, certifying for and on behalf of the Company and without personal liability after having made due enquiry and after having examined the Offering Documents, that:

(i)	since the date as of which information is given in the Offering Documents there has been no Material Adverse Change and that no material transaction has been entered into by any member of the Company Group other than as disclosed in the Offering Documents;

(ii)	the Final Offering Documents (except any Underwriters’ Information) (i) do not contain a misrepresentation and contain full, true and plain disclosure of all material facts relating to the Offered Units and the Company, and (ii) do not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the common shares of the Company or any other securities of the Company has been issued by any Governmental Authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any Governmental Authority;

(iv)	the Company has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time; and

(v)	the representations and warranties of the Company contained in this Agreement and in any certificates or other documents delivered by the Company pursuant to or in connection with this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all material respects as of that date only and in respect of any representations and warranties that are subject to a materiality qualification, in which case they will be true and correct in all respects;

and all of those matters will in fact be true and correct as at the Closing Time.

(h)	The Company shall have complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time.

(i)	The Company, each of its senior officers and directors and any insiders as defined under Canadian Securities Laws will have executed a lock-up agreement in such form as is approved by the Underwriters.

(j)	The Underwriters shall have received the Underwriting Fee in respect of the Initial Units.

(k)	The Underwriters shall have received such other closing certificates, opinions, receipts, agreements or documents as the Underwriters or their counsel may reasonably request.

Section 18	Conditions to the Underwriters’ Obligations to Purchase the Additional Units

The several obligations of the Underwriters to purchase the Additional Units or Additional Shares and/or Additional Warrants, as the case may be, hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Closing Date and the Over-Allotment Option Closing Date, the performance by the Company of its obligations under this Agreement, the delivery to the Underwriters on the Over-Allotment Option Closing Date of letters dated the Over-Allotment Option Closing Date substantially similar to the letters referred to in Section 17(1)(d) and certificates dated the Over-Allotment Option Closing Date substantially similar to the certificates referred to in Section 17(1)(g) (in each case as if references therein to the “Closing Date” were references to the “Over-Allotment Option Closing Date” and references to the “Closing Time” were references to the “Over-Allotment Option Closing Time”), and such other documents as the Underwriters may reasonably request with respect to the Company and the delivery of the Additional Units or Additional Shares and/or Additional Warrants, as the case may be.

Section 19	Rights of Termination

(1)	If, prior to the Closing Time, or the Over-Allotment Option Closing Time, as applicable,

(a)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation the TSX or any securities regulatory authority), other than an inquiry, investigation, proceeding or order based upon the activities of the Underwriters, or there is a change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the Underwriters, operates to prevent, restrict or otherwise seriously adversely affects the distribution or trading of the common shares of the Company or any other securities of the Company or the market price or value of the common shares of the Company or the Offered Units;

(b)	there shall occur or come into effect any material change in the business, affairs or financial condition or financial prospects of the Company, any change in any material fact or new material fact, or there should be discovered any previously undisclosed fact which, in each case, in the reasonable opinion of the Underwriters, has or could reasonably be expected to seriously adversely effect the market price or value or marketability of the common shares of the Company or the Offered Units;

(c)	there should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, terrorism, accident or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which, in the reasonable opinion of the Underwriters, seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets in Canada or the U.S. or the business, operations or affairs of the Company;

(d)	an order shall have been made or threatened to cease or suspend trading in securities of the Company, or to otherwise prohibit or restrict in any manner the distribution or trading of the common shares of the Company or the Offered Units, or proceedings are announced or commenced for the making of any such order by any securities regulatory authority or similar regulatory or judicial authority or the TSX; or

(e)	the Company is in breach of any term, condition or covenant of this Agreement that may not be reasonably expected to be remedied prior to the Closing Time or any representation or warranty given by the Company becomes false.

any of the Underwriters shall be entitled, at its option and in accordance with Section 19(2), to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time, or the Over-Allotment Option Closing Time, as applicable.

(2)	The rights of termination contained in Section 19(1) may be exercised by any of the Underwriters with respect to the obligation of such Underwriter, and are in addition to any other rights or remedies that any of the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Underwriter(s) to the Company, or on the part of the Company to the terminating Underwriter(s), except in respect of any liability which may have arisen prior to or may arise after such termination under Sections 20, 21 and 23. A notice of termination given by an Underwriter under Section 19(1) not apply to or be binding upon any other Underwriter.

Section 20     Indemnity

(1)	Rights of Indemnity

(a)	The Company agrees to indemnify and save harmless each of the Underwriters and affiliates and its directors, officers, employees, partners and agents (including, for greater certainty, Selling Firms), and each person, if any, controlling any Underwriter (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses, costs, expenses, claims, suits, proceedings, actions, damages and liabilities (other than losses of profit or other consequential damages in connection with the distribution of the Offered Units), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, commenced or threatened, and any and all expenses whatsoever including the reasonable fees and expenses of counsel of any Underwriter that may be incurred in investigating, preparing for and/or defending any action, suit, proceeding, investigation or claim made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”), to which an Indemnified Party may become subject insofar as the Claims are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)	any information or statement (except any Underwriters’ Information) contained in any Offering Document, marketing materials or Marketing Materials Amendment, or in any certificate or other document of the Company delivered pursuant to this Agreement that at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(ii)	any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission, stock exchange, court or other competent authority, or any change of law or interpretation of administration thereof which prevents or restricts the trading in or the sale or distribution of the common shares of the Company or the Offered Units in the Qualifying Jurisdictions or in the United States;

(iii)	the non-compliance or alleged non-compliance, or a breach or violation or alleged breach or violation, by the Company with any of its obligations under Canadian Securities Laws or United States Securities Laws; or

(iv)	any breach by the Company of its representations, warranties, covenants or obligations to be complied with under this Agreement or under any other document delivered pursuant to this Agreement.

(2)	Notwithstanding the foregoing, if and only to the extent that and when a court of competent jurisdiction in a final judgment in a proceeding in which an Indemnified Party is named as a party, from which no appeal can be made, has determined that a Claim resulted primarily and directly from such Indemnified Party’s gross negligence, bad faith or willful misconduct, the indemnity provided for in this Section 20 shall cease to apply to such Indemnified Party in respect of such Claim and the Indemnified Party shall promptly reimburse the Applicable Indemnifier for any funds advanced to the Indemnified Party in respect of such Claim. For greater certainty, the Company and the Underwriters agree that they do not intend that any failure by any Underwriter to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Documents contained no misrepresentation shall constitute “wilful misconduct” or “gross negligence” for purposes of this Section 20 or otherwise disentitle the Underwriters from indemnification or contribution from an indemnifying party under this Agreement.

(3)	If any Claim is asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be sought pursuant to Section 20(1), such Indemnified Party will notify the Company (the “Applicable Indemnifier”) in writing, as soon as reasonably practicable of the nature of such Claim (but failure or delay to so notify of any potential Claim shall not relieve the Applicable Indemnifier from any liability which it may have to any Indemnified Party except that any failure to so notify the Applicable Indemnifier of any actual Claim shall affect the Applicable Indemnifier’s liability only to the extent that it is materially prejudiced by such failure or delay). The Applicable Indemnifier shall assume the defence of any suit brought to enforce such Claim; provided, however, that:

(a)	the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party; and

(b)	no settlement of any such Claim or admission of liability may be made by the Applicable Indemnifier without the prior written consent of the Indemnified Parties or unless such settlement, compromise or judgment: (A) includes an unconditional release of each Indemnified Party from all liability arising out of such Claim; and (B) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

(4)	With respect to any Indemnified Party who is not a party to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this Section 20 in trust for and on behalf of such Indemnified Party.

(5)	In any Claim, the Indemnified Party shall have the right to retain one other counsel in each jurisdiction to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party, unless:

(a)	the Applicable Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel;

(b)	the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Applicable Indemnifier, and the Indemnified Party shall have reasonably concluded that there may be legal defences available to the Indemnified Party that are different or in addition to those available to the Company or the Indemnified Party shall have been advised in writing by legal counsel that the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or

(c)	the Applicable Indemnifier shall not have assumed responsibility for the Claim and retained acceptable counsel within 14 days following receipt by the Company of notice of any such Claim from the Indemnified Party;

provided, however, that no settlement of any such Claim or admission of liability may be made by the Indemnified Party without the prior written consent of the Applicable Indemnifier, which consent will not be unreasonably withheld or delayed, but further provided that the Indemnifying Party will be liable for the settlement of any such Claim effected without its prior written consent if (i) the Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for the fees and expenses of counsel, (ii) the settlement is entered into more than 45 days after receipt by the Indemnifying Party of such request, (iii) the Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iv) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

(6)	The rights and remedies accorded to the Indemnified Parties under this Section 20 are not exclusive and shall not limit any rights or remedies which may be available to any Indemnified Party at law, in equity or otherwise.

Section 21     Contribution

(1)	In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 20 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to, or unenforceable by the Underwriters, or enforceable otherwise than in accordance with its terms, the Applicable Indemnifier, on the one hand, and the Underwriters, on the other hand, shall:

(a)	contribute to the aggregate of all claims, expenses, costs and liabilities and all losses of a nature contemplated by Section 20 in such proportions so that the Indemnified Parties shall be responsible for the portion represented by the percentage that the aggregate Underwriting Fee payable to the Underwriters hereunder bears to the aggregate offering price of the Offered Units, and the Applicable Indemnifier shall be responsible for the balance, whether or not they have been sued or sued separately; and

(b)	if the allocation provided by Section 21(1)(a) above is not permitted by applicable law, the Applicable Indemnifier and the Indemnified Parties shall contribute such proportions as is appropriate to reflect not only the relative benefits referred to in Section 21(1)(a) above but also the relative fault of the Applicable Indemnifier, on the one hand, and the Indemnified Parties, on the other hand, in connection with the Claim or Claims which resulted in such losses, claims, damages, liabilities, costs or expenses, as determined by final judgment of a court of competent jurisdiction, as well as any other relevant equitable considerations;

provided, however, that: (a) the Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate Underwriting Fee or any portion of such fee actually received under this Agreement; (b) each Indemnified Party shall not in any event be liable to contribute, individually, any amount in excess of such Indemnified Party’s portion of the aggregate Underwriting Fee or any portion of such fee actually received by the applicable Underwriter under this Agreement; and (c) no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgment to have engaged in any fraud, wilful default or gross negligence in connection with the Claim or Claims which resulted in such losses, claims, damages, liabilities, costs or expenses shall be entitled to claim contribution from any person who has not been determined by a court of competent jurisdiction in a final, non-appealable judgment to have engaged in such fraud, wilful default or gross negligence in connection with such Claim or Claims.

(2)	The rights to contribution provided in this Section 21 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law or in equity.

(3)	In the event that the Applicable Indemnifier may be held to be entitled to contribution from the Indemnified Parties under the provisions of any statute or at law, the Applicable Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

(a)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Indemnified Parties are responsible, as determined in Section 21(1)(a); and

(b)	the amount of the Underwriting Fee actually received by the Indemnified Parties under this Agreement;

and an Underwriter shall in no event be liable to contribute any amount in excess of such Underwriter’s portion of the Underwriting Fee actually received under this Agreement.

(4)	If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Applicable Indemnifier notice of such claim in writing, as soon as reasonably possible, but failure or delay to so notify the Company shall not relieve such Applicable Indemnifier of any obligation which it may have to the Underwriters under this Section 21.

(5)	With respect to this Section 21, the Company acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents, and each person, if any, controlling any Underwriter or any of its subsidiaries and each shareholder of any Underwriters.

(6)	The rights and remedies provided for in this Section 21 are not exclusive and shall not limit any rights or remedies which may be available to any party at law, in equity or otherwise.

Section 22     Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

Section 23     Expenses

(1)	Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the issue, sale and delivery of the Offered Units and all reasonable expenses of or incidental to all other matters in connection with the transactions set out in this Agreement shall be borne by the Company, including, without limitation, all fees and expenses payable in connection with the qualification of the Offered Units for distribution and expenses with respect to the delivery of the Offered Units, all fees relating to arranging for clearance and settlement arrangements, all fees and disbursements of counsel to the Company (including local counsel), all fees and expenses of the Company’s auditors, accountants, translators, consultants and other advisors, all costs incurred in connection with the preparation, translation, filing and printing of the Offering Documents, the marketing materials and any Marketing Materials Amendment, “green sheets” and certificates, if any, representing the Offered Units (including any transfer taxes and any stamp or other duties payable upon the sale, issuance and delivery of the Offered Units to the Underwriters), all filing fees, fees of counsel and expenses incurred by the Company or reasonably incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Units for offer and sale under the ‘Blue Sky’ laws and, if requested by the Underwriters, preparing and printing a ‘Blue Sky Survey’ or memorandum, and any supplements thereto, and advising the Underwriters of such qualifications, registrations and exemptions, the fees and expenses of the Transfer Agent, the fees and expenses relating to the preparation, issuance and delivery of this Agreement, any agreement among the Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Units, all reasonable expenses associated with any roadshows and marketing and due diligence activities of the Company, and all taxes eligible in respect of any of the foregoing.

(2)	Whether or not the transactions contemplated by this Agreement shall be completed, the Company shall be responsible for (a) the fees and disbursements of the Underwriters’ legal counsel incurred in connection with the Offering up to a maximum of US$150,000 (exclusive of any goods and services tax or similar tax), and (b) the reasonable out-of-pocket expenses of the Underwriters (not related to legal fees of the Underwriters) incurred in connection with the Offering, including, without limitation, any advertising, marketing, roadshow, printing, courier, telecommunications, data searches, presentation, travel, entertainment and other expenses, together with all taxes eligible in respect of any of the foregoing.

(3)	All fees and expenses incurred by the Underwriters which are required to be borne by the Company hereunder, shall be payable by the Company promptly upon receiving an invoice therefor from the Underwriters.

(4)	To the extent applicable, all expenses and other amounts payable under the terms of this Agreement shall be paid without any set-off.

Section 24     Obligations to Purchase

(1)	Subject to the terms and conditions of this Agreement, the obligation of the Underwriters to purchase the Initial Units at the Closing Time or the Additional Units, Additional Shares or Additional Warrants at the Over-Allotment Option Closing Time, as the case may be, shall be several and not joint (or joint and several) and shall be limited to the percentage of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be, set out opposite the name of the respective Underwriters below:

Canaccord Genuity Corp.	70.0%
Cormark Securities Inc.	10.0%
Eight Capital	10.0%
PI Financial Corp.	10.0%
TOTAL	100%

(2)	Subject to Section 24(4), if an Underwriter (a “Refusing Underwriter”) shall fail to purchase its applicable percentage of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be (the “Defaulted Securities”), at the Closing Time or the Over-Allotment Option Closing Time, as the case may be, the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase, severally and not jointly (or jointly and severally), all but not less than all of the Defaulted Securities on a pro rata basis among the Continuing Underwriters or in any other proportion agreed upon in writing by such Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Securities to be purchased by the Refusing Underwriters is less than 10% of the total number of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be, the Continuing Underwriters will be obligated to purchase, severally and not jointly (or jointly and severally), the Defaulted Securities on the terms set out in this Agreement in such proportions, provided that the Continuing Underwriters shall have the right to postpone the Closing Time or the Over-Allotment Option Closing Time, as applicable, for such period not exceeding five Business Days as they shall determine and notify the Company in order that the required changes, if any, to the Final Offering Documents or to any other documents or arrangements may be effected. If the number of Defaulted Securities to be purchased by the Refusing Underwriters is greater than 10% of the total number of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be, the Continuing Underwriters will not be obliged to purchase the Defaulted Securities and, if the Continuing Underwriters do not elect to purchase the Defaulted Securities, the Continuing Underwriters will not be obliged to purchase any of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be, and, subject to the next sentence, there shall be no further liability or obligation on the part of the Company or the Underwriters except in respect of any liability which may have arisen or may arise under Section 20 and Section 21.

(3)	If the amount of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be, that the Continuing Underwriters wish to purchase exceeds the amount of the Initial Units or the Additional Units, Additional Shares or Additional Warrants, as the case may be, that would otherwise have been purchased by an Underwriter that is in default, such Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be, shall be divided pro rata among the Continuing Underwriters desiring to purchase such Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be.

(4)	In the event that one or more but not all of the Underwriters shall exercise their right of termination under Section 19, the Continuing Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be, that would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be, that the Continuing Underwriters wish, but are not obliged, to purchase exceeds the amount of such Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be, which remain available for purchase, such Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Initial Units or Additional Units, Additional Shares or Additional Warrants, as the case may be.

Section 25     Restrictions of Further Issuances and Sales

During the period beginning on the Closing Date and ending on the date that is 90 days after the Closing Date, the Company shall not, directly or indirectly, without the prior written consent of the Lead Underwriter, on behalf of all of the Underwriters, acting reasonably, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any common shares of the Company or securities convertible into, exchangeable for, or otherwise exercisable to acquire common shares of the Company or other equity securities of the Company, other than (i) grants of stock options or other similar issuances pursuant to the share incentive plan of the Company and other share compensation arrangements or Employee Plans, provided that the exercise price in respect of any stock option grant is not less than the offering price of the Shares; (ii) the exercise of outstanding warrants; (iii) obligations of the Company in respect of existing agreements; or (iv) the issuance of securities by the Company in connection with acquisitions in the normal course of business.

Section 26     Stabilization

In connection with the distribution of the Offered Units, the Underwriters and the Selling Firms, if any, may over-allot or effect transactions which stabilize or maintain the market price of the common shares at levels other than those which might otherwise prevail in the open market, in compliance with applicable Canadian Securities Laws and the rules and regulations of applicable stock exchanges. Those stabilizing transactions, if any, may be discontinued at any time.

Section 27     Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Units shall survive the purchase of the Offered Units, with such representations, warranties, obligations and agreements of the Company to survive and continue in full force and effect for a period ending on the latest date under each of: (a) applicable Canadian laws that a holder of the Offered Units may be entitled to commence an action or exercise a right of rescission with respect to a misrepresentation contained in the Prospectus or any Prospectus Amendment, and (b) applicable U.S. laws that a holder of the Securities may be entitled to commence an action with respect to an untrue statement of a material fact contained in the U.S. Offering Memorandum or any Offering Memorandum Amendment or an omission to state in the U.S. Offering Memorandum or any Offering Memorandum Amendment a material fact that is necessary to make a statement contained in the U.S. Offering Memorandum or any Offering Memorandum Amendment, in light of the circumstances in which it was made, not misleading; provided, however, (a) the representations, warranties, obligations and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Units shall survive during the pendency of any Claim commenced prior to the expiry of either of the foregoing periods, including all appeals thereof, and (b) the indemnification obligations of the Company set forth in Section 20 shall survive indefinitely; and, in each case, the representations, warranties, obligations and agreements of the Company contained in this Agreement shall continue in full force and effect unaffected by any subsequent disposition of the Offered Units by the Underwriters or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the preparation of the Offering Documents or the distribution of the Offered Units.

Section 28     Time and Assignment

(1)	Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

(2)	The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Company and the Underwriters and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without such consent will be invalid and of no force and effort.

Section 29     Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 30     No Fiduciary Duty

The Company hereby acknowledges that (i) the offer and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand; (ii) each Underwriter is acting as principal and not as an agent or fiduciary of the Company; and (iii) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

Section 31     Notice

(1)	Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to the Company, addressed and sent to:

1720 Bellaire Street, Suite 600
Denver, CO 80222

Attention:	Deanie Elsner, Chief Executive Officer
E-mail:	[REDACTED - Email Address]

with a copy (which shall not constitute notice) sent to:

DLA Piper (Canada) LLP
Suite 1000, Livingston Place West
250 2nd Street West
Calgary, Alberta
T2P 0CI

Attention:	Jarrod Isfeld
E-mail:	[REDACTED - Email Address]

(b)	If to an Underwriter, addressed and sent in accordance with the details noted below:

If to Canaccord Genuity Corp., addressed and sent to:

161 Bay Street, Suite 3100
Toronto, Ontario
M5J 2S1

Attention:	Steve Winokur
E-mail:	[REDACTED - Email Address]

If to Cormark Securities Inc., addressed and sent to:

200 Bay Street, Suite 2800
Toronto, Ontario
M5J 2J2

Attention:	Alfred Avanessy
E-mail:	[REDACTED - Email Address]

If to Eight Capital addressed and sent to:

100 Adelaide Street West, Suite 2900
Toronto, Ontario
M5L 1S3

Attention:	Patrick McBride
E-mail:	[REDACTED - Email Address]

If to PI Financial Corp. addressed and sent to:

40 King Street West
Toronto, Ontario
M5H 3Y2

Attention:	Blake Corbet
E-mail:	[REDACTED - Email Address]

and in each case with a copy (which shall not constitute notice) sent to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario
M5L 1B9

Attention:	Martin Langlois
E-mail:	[REDACTED - Email Address]

or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 31.

(2)	Each notice shall be personally delivered to the addressee or sent by e-mail to the addressee and:

(a)	a notice that is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)	a notice that is sent by e-mail shall be deemed to be given and received on the first Business Day following the day on which it is sent.

Section 32     Authority of the Lead Underwriter and Underwriters

The Lead Underwriter is hereby authorized by each of the other Underwriters to act on its behalf, and the Company Shareholders shall be entitled to and shall act on any notice given in accordance with Section 31 jointly by the Lead Underwriter or any agreement entered into by or on behalf of the Underwriters by the Lead Underwriter, which represent and warrant that they have irrevocable authority to bind the Underwriters, except in respect of: (i) a settlement of an indemnity claim pursuant to Section 20, which settlement shall be made by the Indemnified Party; or (ii) a notice of termination pursuant to Section 18, which notice may be given by any of the Underwriters exercising such right. The Lead Underwriter shall, where practicable, consult with the other Underwriters concerning any matter in respect of which they act as representative of the Underwriters.

Section 33     Joint and Several Liability

In the event that there is no Closing for any reason whatsoever, and notwithstanding any other provision of this Agreement, Charlotte’s Web, Inc. is jointly and severally liable with the Company, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements of the Company.

Section 34     Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by electronic transmission and all such counterparts and electronic transmissions shall together constitute one and the same agreement.

Section 35     Entire Agreement

(1)	The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters (or any of them) and the Company with respect to the subject matter hereof.

(2)	If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this Agreement where indicated below and returning the same to the Lead Underwriter upon which this letter as so accepted shall constitute an agreement among us.

[Remainder of this page is intentionally left blank. Signature page follows.]

Yours very truly,

CANACCORD GENUITY CORP.

By:	(signed) “Steve Winokur”
	Name:	Steve Winokur
	Title:	Managing Director

CORMARK SECURITIES INC.

By:	(signed) “Alfred Avanessy”
	Name:	Alfred Avanessy
	Title:	Managing Director, Investment Banking

EIGHT CAPITAL

By:	(signed) “Patrick McBride”
	Name:	Patrick McBride
	Title:	Head of Origination

PI FINANCIAL CORP.

By:	(signed) “Blake Corbet”
	Name:	Blake Corbet
	Title:	Managing Director, Investment Banking

[Signature Page to Amended and Restated Underwriting Agreement]

The foregoing offer is accepted and agreed to as of the date first above written.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	(signed) “Adrienne Elsner”
	Name:	Adrienne Elsner
	Title:	Chief Executive Officer

[Signature Page to Amended and Restated Underwriting Agreement]

SCHEDULE A
UNITED STATES OFFERS AND SALES

1.            Definitions

As used in this Schedule A, the following terms shall have the meanings indicated:

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the 1933 Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A;

“Shares” means the Offered Units;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Affiliate” of any Underwriter means the U.S. registered broker-dealer affiliate of such Underwriter; and

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

All other capitalized terms used but not otherwise defined in this Schedule A shall have the meanings given to them in the Amended and Restated Underwriting Agreement to which this Schedule A is attached and of which this Schedule A forms a part.

2.            Representations, Warranties and Covenants of the Company

The Company represents, warrants and covenants to the Underwriters and their U.S. Affiliates that:

(a)            neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, the U.S. Affiliates or any members of the banking and selling group formed by them, as to whom the Company makes no representation), has taken or will knowingly take any action that would cause the applicable exemption or exclusion from registration under the 1933 Act afforded by Rule 144A (or any other U.S. private resale exemption thereunder being relied upon in connection with offers and sales of the Shares) to be unavailable for offers and sales of the Shares pursuant to this Agreement;

(b)            none of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, the U.S. Affiliates or any members of the banking and selling group formed by them, as to whom the Company makes no representation) has offered or will knowingly offer to sell, or has solicited or will solicit offers to buy, any of the Shares in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act;

A-1

2

(c)            the Shares are not, and as of the Closing will not be, and no securities of the same class as the Shares are: (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act; (ii) quoted in an “automated inter-dealer quotation system”, as such term is used in the U.S. Exchange Act; or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) upon issuance of less than ten percent for securities so listed or quoted;

(d)            in connection with the initial resale of the Shares to Qualified Institutional Buyers in the offering of the Shares, the Company shall make available to such Qualified Institutional Buyers the information required to be provided pursuant to Rule 144A(d)(4) under the 1933 Act; and

(e)            the Company is not, and after giving effect to the offering of the Shares and the application of the proceeds as contemplated herein and the U.S. Offering Documents will not be, registered as an investment company nor will it be required to register as an investment company within the meaning of the Investment Company Act.

3.            Representations, Warranties and Covenants of the Underwriters

Each Underwriter and U.S. Affiliate jointly and not severally (but not jointly with any other Underwriter or its respective U.S. Affiliate), acknowledges, represents, warrants and covenants to the Company that:

(a)            the Shares have not been and will not be registered under the 1933 Act or any U.S. state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws. It has not offered and sold, and will not offer and sell, any Shares except to persons it reasonably believes to be Qualified Institutional Buyers as defined in Rule 144A under the 1933 Act;

(b)            it and its affiliates, including its U.S. Affiliate, have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Shares in the United States by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act;

(c)            it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Shares, except with its U.S. Affiliate, any selling group members or with the prior written consent of the Company;

(d)            it shall require each selling group member to agree, for the benefit of the Company, to comply with, and shall use its commercially reasonable efforts to ensure that each selling group member complies with, the provisions of this Schedule A applicable to the Underwriter as if such provisions applied to such selling group member;

(e)            all offers and sales of Shares in the United States shall be made by the Underwriter through its U.S. Affiliate (which on the dates of such offers and sales was and will be duly registered as a broker-dealer under the U.S. Exchange Act and under all applicable state securities laws and a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc.) or otherwise pursuant to Rule 15a-6 under the U.S. Exchange Act in accordance with all applicable broker-dealer laws and in compliance with this Schedule A;

(f)            each U.S. Affiliate selling the Shares in the United States is a Qualified Institutional Buyer;

A-2

3

(g)            it will solicit (and will cause its U.S. Affiliate to solicit, as applicable) offers for the Shares in the United States only from, and will offer the Shares only to persons whom it reasonably believes to be Qualified Institutional Buyers in accordance with Rule 144A;

(h)            it will inform (and will cause its U.S. Affiliate to inform, as applicable) all purchasers of the Shares in the United States or who were offered Shares in the United States that the Shares have not been and will not be registered under the 1933 Act and are being offered and sold to such purchasers without registration in reliance on the exemption from the registration requirements of the 1933 Act provided by Rule 144A (or any other U.S. private resale exemption thereunder being relied upon in connection with offers and sales of the Shares to such purchasers); and

(i)            prior to the Closing Time, it will deliver signed copies of the U.S. Investor Letter, in substantially the same form appended to the U.S. Offering Documents, from all persons in the United States to which it has sold Shares.

A-3